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Exhibit 5.1

[Letterhead of Weil, Gotshal & Manges LLP]

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

March 11, 2011

General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, IL 60606

Ladies and Gentlemen:

        We have acted as counsel to General Growth Properties, Inc. (formerly New GGP, Inc.), a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-3 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of the sale by the parties listed as selling securityholders (the "Selling Securityholders") in the Registration Statement of an aggregate of up to 489,940,328 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company (the "Shares") and 62,500,000 warrants exercisable for shares of Common Stock (the "Warrants" and together with the Shares, the "Securities") of the Company. The Securities were issued and delivered to the Selling Securityholders pursuant to a plan of reorganization filed by GGP, Inc. (formerly General Growth Properties, Inc., "GGP"), the Company's predecessor prior to its reorganization, and certain of its subsidiaries under Chapter 11 of title 11 of the United States Code and related investment agreements between GGP and certain Selling Securityholders (together, the "Plan").

        In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the amended and restated certificate of incorporation of the Company, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the "Form 10-K"); (ii) the amended and restated bylaws of the Company, filed as Exhibit 3.2 to the Form 10-K; (iii) the amendment to the amended and restated bylaws of the Company, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 25, 2011; (iv) the Registration Statement; (v) the prospectus contained within the Registration Statement; (vi) the Plan; (vii) the Warrants (viii) the stock option agreements with respect to which some of the Securities may be issued and (vix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

  1.
  The Securities constituting shares of Common Stock that were issued in accordance with the Plan are validly issued, fully paid and non-assessable.

  2.
  The Securities constituting shares of Common Stock issuable upon the exercise of Warrants or options, upon the exercise of such Warrants or options and payment of the applicable exercise price, will be validly issued, fully paid and non-assessable.

  3.
  The Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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  Exhibit 5.1